Exhibit 99.1

Intrusion Inc. Reports First Quarter 2025 Results

Company continues to make steady progress toward sustainable growth and profitability

PLANO, Texas, April 29, 2025 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a leader in cyberattack prevention solutions, announced today financial results for the first quarter ended March 31, 2025.

Recent Financial & Business Highlights:

•	Implemented strategic measures during the fourth quarter of 2024 and the first quarter of 2025 to strengthen the balance sheet, generating $14.5 million in proceeds for the Company and fully retiring $10.1 million in notional value of Series A Preferred Stock.
•	Eliminated remaining debt during the first quarter of 2025 through an exchange of common stock.
•	Achieved fourth sequential quarter of revenue improvement.

“The first quarter of 2025 was another step in the right direction for Intrusion, highlighted by continued revenue growth and our ability to clean up our balance sheet, which positions us well to achieve our goal of generating sustainable growth and profitability,” said Tony Scott, CEO of Intrusion. “Additionally, our enhanced balance sheet, which we achieved through recent strategic actions, provides us with sufficient cash to fund our operations into 2026 and eliminates the need to raise additional capital in 2025. As a result, this enables us to concentrate our efforts on our core priority of expanding our business.”

Mr. Scott continued, “Although there continues to be some general uncertainty around recent policy changes in the United States, our government contracts have, to date, remained unaffected by these developments. We continue to remain optimistic about the future, driven by the growing demand we are seeing for our solutions as cybersecurity attacks continue to rise across the globe. Looking ahead, our focus will continue to remain on enhancing our products, adding leading edge capabilities, expanding our customer base, and strengthening our pipeline to ensure that Intrusion is well-positioned for future growth.”

First Quarter Financial Results

Revenue for the first quarter of 2025 was approximately $1.8 million, representing an increase of 6% on a sequential basis. The sequential increase in revenue for the first quarter of 2025 was driven by new customers signed in recent quarters, including the U.S. Department of Defense award for the use of both Intrusion Shield technology and consulting services.

The gross profit margin was 76% for the first quarter of 2025, compared to 80% for the first quarter of 2024. Gross margin varies based on product mix.

Operating expenses for the first quarter of 2025 were $3.4 million, remaining unchanged on a year-over-year basis.

Net loss for the first quarter of 2025 was $2.1 million, or $0.11 per share, compared to a net loss of $1.7 million, or $0.94 per share, for the first quarter of 2024. The increase in net loss for 2025 was a result of a net interest credit of $0.8 million recorded in the 2024 period resulting from the exchange of $9.3 million in senior debt for Series A preferred stock and the associated reversal of interest accretion for the ability to stock-settle principal redemptions on the debt.

As of March 31, 2025, cash and cash equivalents were $10.7 million. The improved cash position was from a series of capital transactions that took place during the last week of the fourth quarter of 2024 and the first quarter of 2025.

Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M. EDT. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 335162. The call will also be webcast live (https://www.webcaster4.com/Webcast/Page/3014/52267). For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EDT until May 13, 2025, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 52267. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

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About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the Company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,744	$4,851
Accounts receivable, net	130	169
Prepaid expenses and other assets	1,202	514
Total current assets	12,076	5,534
Non-current Assets:
Property and equipment:
Equipment	2,769	2,690
Capitalized software development	4,319	3.948
Leasehold improvements	18	18
Property and equipment, gross	7,106	6,656
Accumulated depreciation and amortization	(3,175)	(2,809)
Property and equipment, net	3,931	3,847
Finance leases, right-of-use assets, net	319	491
Operating leases, right-of-use assets, net	1,377	1,356
Other assets	279	281
Total noncurrent assets	5,906	5,975
TOTAL ASSETS	$17,982	$11,509

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable, trade	$1,275	$1,508
Accrued expenses	402	291
Finance lease liabilities, current portion	313	405
Operating lease liabilities, current portion	137	209
Notes payable	–	529
Deferred revenue	918	730
Total current liabilities	3,045	3,672

Non-current Liabilities:
Finance lease liabilities, non-current portion	145	172
Operating lease liabilities, non-current portion	1,391	1,414
Total noncurrent liabilities	1,536	1,586

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value: Authorized shares – 5,000; Issued shares – 0 in 2025 and 4 in 2024	–	3,827
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 19,896 in 2025 and 15,591 in 2024; Outstanding shares – 19,895 in 2025 and 15,590 in 2024	199	156
Common stock held in treasury, at cost – 1 share	(362)	(362)
Additional paid-in capital	133,712	122,552
Stock subscription receivable	–	(1,872)
Accumulated deficit	(120,105)	(118,007)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	13,401	6,251
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,982	$11,509

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 INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$1,775	$1,131
Cost of revenue	432	226

Gross profit	1,343	905

Operating expenses:
Sales and marketing	1,184	1,177
Research and development	1,218	1,019
General and administrative	1,034	1,181

Operating loss	(2,093)	(2,472)

Interest expense	(29)	(228)
Interest accretion and amortization of debt issuance costs, net	–	990
Other income (expense), net	24	(6)

Net loss	$(2,098)	$(1,716)

Net loss per share:
Basic	$(0.11)	$(0.94)
Diluted	$(0.11)	$(0.94)

Weighted average common shares outstanding:
Basic	19,216	1,865
Diluted	19,216	1,865

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